EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171454) pertaining to the 2006 Stock Option Scheme and 2010 Share Incentive Plan of Youku.com Inc. of our report dated May 5, 2011, with respect to the consolidated financial statements of Youku.com Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China

June 10, 2011